Item 77D - DWS Core Fixed Income Fund
 (a series of DWS Advisor Funds)

At a meeting held January 21-22, 2009,
the Board of Trustees of DWS Core
Fixed Income Fund, a series of DWS
Advisor Funds, approved the termination
of Aberdeen Asset Management Inc.
("AAMI"), as the fund's subadvisor.
Effective on February 27, 2009,
Deutsche Investment Management
Americas Inc. (the "Advisor") assumed
all day-to-day advisory responsibilities for the fund that were previously delegated to AAMI.

The fund's Board has also approved
certain changes to the fund's investment strategy as follows:

The fund invests primarily in
investment-grade fixed income
securities rated within the top four
credit rating categories. The
fund may invest up to 25% of its
total assets in US dollar-
denominated securities of foreign
issuers and governments. The fund
may hold up to 20% of its total assets
in cash or money market instruments in
order to maintain liquidity, or in the
event the portfolio managers determine
that securities meeting the fund's
investment objective are not readily
available for purchase. The fund's
investments in foreign issuers are
limited to US dollar denominated
securities to avoid currency risk.
The portfolio managers utilize a core
US fixed income strategy that seeks
to add incremental returns to the
Barclays Capital US Aggregate Index.
In managing the fund, the portfolio
managers use a balanced "top-down"
and "bottom-up" approach.The portfolio
managers seek pricing changes in a
broad range of securities and sectors
in order to achieve the fund's
investment objective.
Company research is a very important
part of the investment process. In
selecting individual
securities for investment, the
portfolio managers:
*	assign a relative value,
based on creditworthiness, cash
flow and price, to each bond;
*	determine the intrinsic
value of each issue by examining
credit, structure, option value
and liquidity risks. The managers
look to exploit any inefficiencies
between intrinsic value and
market trading price;
*	use credit analysis to
determine the issuer's ability to
pay interest and repay principal
on its bonds; and
*	subordinate sector weightings
 to individual bonds that may add
above-market value.
Derivatives. The fund is permitted,
but not required, to use various
types of derivatives (contracts
whose value is based on, for example,
indices, currencies or securities).
Derivatives may be used for hedging
and for risk management or for
non-hedging purposes to seek to
enhance potential gains. The fund may
use derivatives in circumstances where
portfolio management believes they
offer an economical means of gaining
exposure to a particular asset class
or to keep cash on hand to meet
shareholder redemptions or other
needs while maintaining exposure to
the market. In particular, the fund
may use futures, swaps and options.
Securities Lending. The fund may
lend its investment securities in
an amount up to 33 1/3% of its total
assets to approved institutional
borrowers who need to borrow
securities in order to complete
certain transactions.

Exhibit 77D - DWS High Income Plus Fund
 (a series of DWS Advisor Funds)

At a meeting held May 4-5, 2009,
the Board of Trustees of DWS High
Income Plus Fund (the "Fund"), approved
a proposal to change the portfolio
maturity policy of the Fund such that
the dollar-weighted effective average
portfolio maturity of the Fund will
not exceed ten years.

Item 77D - DWS International Select
Equity Fund
 (a series of DWS Advisor Funds)

At a meeting held January 21-22, 2009,
the Board of Trustees of DWS
International Select Equity Fund, a
series of DWS Advisor Funds, approved
the change in the fund's investment
style from focused to diversified and
the name change to DWS Diversified
International Equity Fund, effective
on May 1, 2009.

Item 77D - DWS Short Duration Fund
 (a series of DWS Advisor Funds)

At a meeting held September 18-19, 2008,
 the Board of Trustees of DWS Short
Duration Fund, a series of DWS Advisor
Funds, approved the termination of
Aberdeen Asset Management Inc. ("AAMI"),
 as the fund's subadvisor.  Effective
on December 1, 2008, Deutsche Investment
Management Americas Inc. (the "Advisor") assumed all day-to-day advisory responsibilities for the fund that were previously delegated to AAMI.

The fund's Board has also approved
certain changes to the fund's
investment strategy as follows:

Under normal circumstances, the fund
invests at least 80% of its assets,
determined at the time of purchase,
in fixed income securities. The fund
invests in US and foreign government
bonds, corporate, mortgage-backed
and asset-backed securities, taxable
municipal and tax-exempt municipal
bonds.
The fund invests primarily in
investment-grade short-term fixed
income securities rated within
the top four credit rating categories.
In addition, the fund may invest up to
10% of total assets in securities of
US and foreign issuers that are below
investment grade (otherwise known as
junk bonds). The fund may invest up
to 10% of total assets in US dollar
or foreign currency denominated bonds
of issuers located in countries with
new or emerging securities markets.
The fund may hold up to 20% of its
total assets in cash or money market
instruments in order to maintain
liquidity, or in the event the
portfolio managers determine that
securities meeting the fund's
investment objective are not
otherwise readily available for
purchase.
The investment process focuses on
a top-down approach, first focusing
on sector allocations, then using
relative value analysis to select
the best securities within each
sector. To select securities,
we analyze such factors as credit
quality, interest rate sensitivity
and spread relationships between
individual bonds.
The portfolio managers primarily
invest in fixed income securities
that are rated, at the time of
purchase, within the top four
rating categories as rated by
Moody's Investors Service, Inc.,
the Standard & Poor's Division of
The McGraw- Hill Companies, Inc.,
Fitch, Inc., or another NRSRO, or,
if unrated, determined by the fund's
investment advisor to be of similar
quality.
The portfolio managers normally target
an average portfolio duration of no
longer than three years by investing
in fixed income securities with short-
to intermediate-term maturities.
Generally, rates of short-term
investments fluctuate less than rates
of longer-term investments.
Derivatives. The fund is permitted,
but not required, to use various types
of derivatives (contracts
whose value is based on, for example,
indices, currencies or securities).
Derivatives may be used for hedging
and for risk management or for
non-hedging purposes to seek to
enhance potential gains. The fund
may use derivatives in circumstances
where portfolio management believes
they offer an economical means of
gaining exposure to a particular asset
class or to keep cash on hand to meet
shareholder redemptions or other needs
while maintaining exposure to the market.
In particular, the fund may use futures, swaps and options.Securities Lending.
The fund may lend its investment securities in an amount up to 33 1/3% of its total assets to approved institutional borrowers who need to borrow securities in order to complete certain transactions.